Exhibit 2.2

                      MANAGEMENT INTERNALIZATION AGREEMENT

This MANAGEMENT INTERNALIZATION AGREEMENT is made and entered into as of December 20, 2000 (this "Agreement") by and among AEGIS REALTY, INC., a Maryland corporation (the "Company"); AEGIS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("OP"); RELATED AEGIS, LP, a Delaware limited partnership (the "Advisor"); and RCC PROPERTY ADVISORS, a Florida general partnership (the "Property Manager" and together with the Advisor, the "Sellers").

                              W I T N E S S E T H :

WHEREAS, the Company is a real estate investment trust ("REIT");

WHEREAS, the Company, on its own behalf, and as general partner of the OP, retained the Advisor to manage and administer the Company and the OP pursuant to an Advisory Agreement among the Company, the OP and the Advisor dated as of October 1, 1997 (the "Advisory Agreement");

WHEREAS, the Advisor has delegated its obligations under the Advisory Agreement to Related Capital Company, a New York general partnership ("RCC"), an affiliate of the Advisor, pursuant to a Management Services Agreement between the Advisor and RCC dated as of October 1, 1997 (the "Management Services Agreement");

WHEREAS, the OP has retained the services of the Property Manager as its exclusive managing agent and as its exclusive leasing and brokerage agent pursuant to a Management Agreement between the Company, Summit Insured Equity L.P., a Delaware limited partnership ("Summit"), Summit Insured Equity II L.P., a Delaware limited partnership ("Summit II"), and the OP, on the one hand, and the Property Manager, on the other hand, dated as of October 1, 1997 (the "Management Agreement");

WHEREAS, on the date hereof, the Company and the OP are entering into a Contribution Agreement with the contributors (the "Contributors") shown on Exhibit A thereto (the "Contribution Agreement") pursuant to which the Contributors are contributing Properties (as defined therein) to the OP;

WHEREAS, pursuant to the terms of the Advisory Agreement, the Advisor or its affiliates is entitled to receive an acquisition fee of up to 3.75% of the acquisition price of the Properties (the "Acquisition Fee"), payable by the OP and/or the Company upon the closing of the transactions contemplated by the Contribution Agreement.


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WHEREAS, it is a condition precedent to the obligations of the Contributors to consummate the transactions contemplated by the Contribution Agreement that, effective as of the Closing Date, (i) the Advisory Agreement, the Management Services Agreement and the Management Agreement (collectively, the "Terminating Agreements") shall have been terminated and (ii) the Company shall have purchased those assets of the Sellers set forth on Schedule 2.1 used in the performance of the Management Agreement ((i) and (ii) collectively are referred to as the "Management Internalization");

WHEREAS, it is a condition precedent to the obligation of the Company and the OP to close the transactions contemplated by this Agreement that the Company's stockholders approve the terms of the Contribution Agreement;

WHEREAS, the Company has received a fairness opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. that the consideration to be paid by the Company to the Sellers in connection with the termination of the Terminating Agreements is fair to the Company and its stockholders from a financial point of view (the "Fairness Opinion");

WHEREAS, the Company may accept an Alternative Transaction, as defined in and provided for in the Contribution Agreement; and

WHEREAS, the Sellers will not object to the Company entering into an Alternative Transaction which involves a Management Internalization provided it receives aggregate consideration in connection with such Alternative Transaction at least equal to the aggregate amounts it would otherwise receive under this Agreement.

                                   AGREEMENT:

      NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                            TERMINATION OF AGREEMENTS

            1.1 Termination of Advisory Agreement. On the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 7.1), effective as of the Closing Date (as defined in Section 7.1), the Advisory Agreement shall terminate and cease to be of any force and effect and each party thereto and hereto shall release and discharge the other from further observance thereof and all past and future obligations in respect thereto.

            1.2 Termination of Management Services Agreement. The parties and RCC acknowledge that by its terms the term of the Management Services Agreement


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terminates upon the termination of the Advisory Agreement. The parties agree that upon the termination of the Advisory Agreement pursuant to this Agreement, the Management Services Agreement shall terminate and cease to be of any force and effect and each party thereto and hereto shall release and discharge the other from further observance thereof and all past and future obligations in respect thereto; provided, however, that the indemnification provisions of the Management Services Agreement, which by their terms survive the termination of the Management Services Agreement, shall survive such termination.

            1.3 Termination of Management Agreement. On the terms and subject to the conditions set forth herein, at the Closing, effective as of the Closing Date, the Management Agreement shall terminate and cease to be of any force and effect and each party thereto and hereto shall release and discharge the other from further observance thereof and all past and future obligations in respect thereto.

            1.4 Termination of Residual Agreements. On the terms and subject to the conditions set forth herein, at the Closing, effective as of the Closing Date, any other agreement between any of the Advisor, the Property Manager, RCC and their respective affiliates, on the one hand, and the Company, OP and their respective affiliates, on the other hand, shall be deemed to terminate and cease to be of any force and effect and each party thereto and hereto shall release and discharge the other from further observance thereof and all past and future obligations in respect thereto.

                                  ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

            2.1 Purchase of Assets. On the terms and subject to the conditions set forth herein, at the Closing, effective as of the Closing Date, the Company shall purchase from the Sellers, and the Sellers shall sell, assign, transfer, convey and deliver to the Company, all of their respective right, title and interest in and to all of the assets set forth in Schedule 2.1, all of such assets being hereinafter collectively referred to as the "Purchased Assets."

            2.2 Instruments of Transfer. On the Closing Date, the Sellers shall deliver, or cause to be delivered, to the Company duly executed instruments of transfer and assignment, including, without limitation, bills of sale and assignments substantially in the form attached to the Contribution Agreement.


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                                  ARTICLE III.

                                  CONSIDERATION

            3.1 Consideration. Subject to adjustment pursuant to Section 4.4, the aggregate consideration (the "Consideration") to be paid by the Company and the OP (collectively, the "Buyers") to the Sellers in consideration of the (i) termination of the Terminating Agreements and (ii) sale and transfer of the Purchased Assets as provided herein shall equal $5,800,000.

            3.2 Allocation of Consideration. The parties agree that the Consideration shall be allocated among each of the Terminating Agreements being terminated hereby and the Purchased Assets in the manner set forth on Schedule 3.2.

            3.3 Payment. The Consideration shall be paid in accordance with
Article IV.

                                   ARTICLE IV.

             PAYMENT OF CONSIDERATION, ACQUISITION FEE AND ADVISORY,
                         MANAGEMENT AND BROKERAGE FEES

            4.1 Overview. Subject to Sections 4.4 and 5.5, the Total Payment (defined below) shall be paid first in Non-core Assets (as defined in Section 5.1) and any remaining amount in shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). The full value of the Non-core Assets, valued in accordance with Section 5.2, shall be applied to the Total Payment. The value of shares of Common Stock, valued in accordance with Section 4.5, to be applied to the Total Payment shall equal the difference between the Total Payment and the value of the Non-core Assets. Subject to the two preceding sentences, the Sellers, at their absolute discretion, shall allocate the Non-core Assets and the Common Stock between the Consideration and the Acquisition Fee.

            4.2 Payment of Consideration. The Consideration shall be paid as follows: on the Closing Date, the Buyers shall pay the Consideration to the Sellers or their designees in the form of payment described in Section 4.1. To the extent that the Consideration shall consist of Non-core Assets, the Consideration shall be paid in accordance with Article V.

            4.3 Payment of Acquisition Fee. Notwithstanding anything contained in the Advisory Agreement to the contrary, the Advisor agrees that the Acquisition Fee shall not be paid in cash but rather in Non-core Assets and/or Common Stock pursuant to Section 4.1. On the Closing Date, the Buyers shall pay to the Advisor or its designees the applicable Acquisition Fee due to the Advisor. To the extent that the


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Acquisition Fee shall consist of Non-core Assets, the Acquisition Fee shall be paid in accordance with Article V.

            4.4 Total Payment; Adjustments. The total amount to be paid to the Sellers as (i) Consideration in connection with this Agreement and (ii) the Acquisition Fee shall not exceed $11,000,000 (together, the "Total Payment"). If the Total Payment exceeds $11,000,000, it shall be reduced by reducing the amount of Common Stock payable to the Sellers to the extent necessary to reduce the Total Payment to $11,000,000.

            4.5 Valuation of Common Stock. For purposes of this Agreement, the value of a share of Common Stock shall be equal to $11.00 per share.

            4.6 Matters with Respect to the Common Stock.

                  (a) Qualifying Investor Questionnaires. Each Seller shall complete a Qualifying Investor Questionnaire in substantially the form attached to the Contribution Agreement (collectively, the "Qualifying Investor Questionnaires").

                  (b) Adjustments to Common Stock. If prior to the Closing Date, the Company, by stock dividend, split, reverse split, reclassification or otherwise, changes as a whole its outstanding Common Stock into a different number or class of shares, then the class or number of Common Stock to be received by Sellers shall be revised, as appropriate, so that (i) the new class of shares shall replace the old class of shares as those issuable to the Sellers at the Closing, and (ii) the number of shares which will be issued to the Sellers shall be proportionately adjusted. If prior to the Closing Date, the Company consolidates with or merges into another corporation or entity, each Seller shall be entitled to receive the same securities or other consideration which a holder of the Common Stock of the Company received in the merger or consolidation, as though each Seller had been issued Common Stock immediately prior to the merger or consolidation.

                  (c) Lock-up of Common Stock. Each Seller shall enter into a Lock-up Agreement (collectively, the "Lock-up Agreements") imposing for one year restrictions on the transfer of the Common Stock in substantially the form attached hereto as Exhibit A.

                  (d) Registration Rights. Each Seller shall have the right to obtain registration with the Securities and Exchange Commission (the "SEC") of the shares of Common Stock received pursuant to this Agreement on the terms set forth in the Registration Rights Agreement, in substantially the form attached to the Contribution Agreement, to be executed by the Sellers and the Company at the Closing (the "Registration Rights Agreement").

            4.7 Payment of Advisory Fees. At the Closing, the Buyers shall pay in cash to the Advisor any fees (other than the Acquisition Fee being paid in accordance of Section 4.3) earned, or reimbursable expenses incurred, under the Advisory Agreement prior to the Closing but not previously paid to the Advisor. It is understood that the fees


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and expenses covered in this Section 4.7 shall not include any fees or expenses earned as a result of or related to the transactions contemplated by the Contribution Agreement and are not subject to the limitation set forth in
Section 4.4.

            4.8 Payment of Management and Brokerage Fees. At the Closing, the Buyers shall pay in cash to the Property Manager any management and brokerage fees earned or reimbursable expenses incurred under the Management Agreement which have been collected by the Buyers but which have not been paid to the Property Manager. Any brokerage fees earned or reimbursable expenses incurred under the Management Agreement but not collected by the Buyers prior to the Closing shall be paid in cash to the Property Manager at such time they are collected by the Buyers. It is understood that the fees and expenses covered in this Section 4.8 shall not include any fees or expenses earned as a result of or related to the transactions contemplated by the Contribution Agreement and are not subject to the limitation set forth in Section 4.4.

            4.9 Alternative Transaction. If the Company determines to enter into an Alternative Transaction as permitted by the Contribution Agreement which otherwise requires the Company to complete a management internalization transaction, the Sellers hereby agree to consummate the Management Internalization as part of the Alternative Transaction provided the aggregate consideration payable to them in the Alternative Transaction is at least equal to the Total Payments otherwise payable to the Sellers under this Agreement, subject to adjustment pursuant to Section 4.4.

                                   ARTICLE V.

            CONVEYANCE OF NON-CORE ASSETS IN PAYMENT OF CONSIDERATION
                               AND ACQUISITION FEE

            5.1 Conveyance of Non-core Assets. On the terms and subject to the conditions set forth herein, at the Closing, effective as of the Closing Date, the Buyers shall transfer, convey and deliver to the Sellers or their designees all of their respective right, title and interest in and to the "non-core assets" set forth on Schedule 5.1, all of such assets being hereinafter collectively referred to as the "Non-core Assets."

            5.2 Value of Non-core Assets. The parties agree that the value of the Non-core Assets shall be as set forth on Schedule 5.2.

            5.3 Instruments of Transfer. On the Closing Date, the Buyers shall deliver, or cause to be delivered, to the Sellers or their designees duly executed instruments of transfer and assignment, including, without limitation, bills of sale and assignments in substantially the form attached to the Contribution Agreement.

            5.4 Disposition of Non-core Assets Prior to Closing. Subject to restrictions on the sale of the Buyers' assets set forth in the Contribution Agreement, the Buyers shall be permitted to sell Non-core Assets prior to the Closing and to accept repayment of the mortgage and equity loan (collectively, the "Mortgage") included in the Non-core Assets prior to Closing.


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            5.5 Substitution of Common Stock and Cash For Non-core Assets. In the event that a Non-core Asset (other than the Mortgage) is sold by the Buyers on or prior to Closing, the value of such Non-core Asset (as set forth on Schedule 5.2) shall be paid to Sellers in Common Stock, valued in accordance with Section 4.5. In the event that the Mortgage is repaid prior to Closing, in substitution of the Mortgage, the Sellers shall be paid $1,000,000 in cash and the balance of the value of the Mortgage in Common Stock, valued in accordance with Section 4.5.

            5.6 Adjustments. The following items with respect to the Non-core Assets are to be apportioned as of midnight on the date preceding the Closing:

                  (a) any distributions or allocations of income or loss made with respect to a partnership interest; and

                  (b) any interest earned on a mortgage.

                                  ARTICLE VI.

                            POST CLOSING OBLIGATIONS

            6.1 Assumption by the Buyers. Upon the transfer of the Purchased Assets to the Buyers on the Closing Date, the Buyers shall assume those obligations and liabilities of the Sellers (the "Buyer Assumed Liabilities") which arise from and after the Closing Date under the contracts, agreements and instruments identified on Schedule 2.1 as a "Purchased Asset"; provided, however, that to the extent that (x) consent to the assignment of a contract included as a Purchased Asset is required, or (y) a contract included as a Purchased Asset is not assignable and, in either case, consent to the assignment of such contract is not obtained, then the Buyers shall, nevertheless, assume the obligations and liabilities of the Sellers under such contract to the extent that the Buyers receive the benefits thereof.

            6.2 Assumption by the Sellers. Upon the transfer of the Non-core Assets to the Sellers or their designees on the Closing Date, the Sellers or their designees shall assume those obligations and liabilities of the Buyers (the "Seller Assumed Liabilities") which arise from and after the Closing Date under the contracts, agreements and instruments identified on Schedule 5.1 as a "Non-core Asset"; provided, however, that to the extent that (x) consent to the assignment of a contract set forth on Schedule 5.1 is required, or (y) a contract set forth on Schedule 5.1 is not assignable and, in either case, consent to the assignment of such contract is not obtained, then the Sellers shall, nevertheless, assume the obligations and liabilities of the Buyers under such contract to the extent that the Sellers receive the benefits thereof.

            6.3 Employees. (a) The Property Manager shall give the Buyers the opportunity to employ personnel employed by the Property Manager. To facilitate the foregoing, the Property Manager shall not enforce any non-competition or similar agreements that may bind any such personnel. If requested by the Buyers, the Property


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Manager will provide written releases from any such non-competition or similar agreements in favor of any such personnel.

                  (b) For a period of two years following the Closing Date, Buyers shall not solicit, hire, retain or enter into any business arrangement with or enter into any discussions to do the same, with any person working for RCC or the Advisor.

                                  ARTICLE VII.

                                     CLOSING

            7.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the same location as, and contemporaneously with, the closing of the transactions contemplated by the Contribution Agreement. The Closing shall be deemed to occur simultaneously with the closing of the Contribution Agreement (such time and such date is called the "Closing Date").

                                 ARTICLE VIII.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers jointly and severally hereby represent and warrant to the Buyers that:

            8.1 Organization and Good Standing; Ownership.

                  (a) (i) Advisor is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware; (ii) RCC and the Property Manager are general partnerships duly organized, validly existing and in good standing under the laws of New York and Florida, respectively.

                  (b) Each Seller has full power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. Each Seller is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business of the Property Manager or the Purchased Assets or on the ability of Sellers to consummate the transactions contemplated hereby.

            8.2 Authority and Compliance. The Sellers have all necessary power and authority and have taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by the


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Sellers and is a legal, valid and binding obligation thereof enforceable against each of the Sellers in accordance with its terms, and each other document or instrument to be executed and delivered by each or any of the Sellers, when executed and delivered by Sellers, shall be the legal, valid and binding obligation of each of the Sellers enforceable against the Sellers in accordance with its terms, in each case except as such obligations and enforceability are or shall be limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement or creditors' rights generally and equitable principles.

            8.3 No Conflict or Violation. Except as set forth on Schedule 8.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall result in (a) a violation of or a conflict with any provision of any of the Sellers' respective charter documents (including, without limitation, partnership agreements or certificates of limited partnership, bylaws or articles or incorporation); (b) a breach of, or a default under, or a basis for terminating any term or provision of any contract, agreement or instrument constituting a Buyer Assumed Liability (subject to obtaining any consents required to assign any Buyer Assumed Liability); (c) a breach of or a default under any term or provision of any contract, agreement, indebtedness or lease to which any of the Sellers is a party which breach or default would have a material adverse effect on the ability of any of the Sellers to consummate the transaction contemplated hereby; (d) a violation by any of the Sellers of any law, order or judgment; or (e) an imposition of an encumbrance, restriction or charge on the business of the Property Manager or any of the Purchased Assets.

            8.4 Consents and Approvals. Except as set forth on Schedule 8.4, no consent approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by any of the Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

            8.5 Assets and Properties. Except as set forth on Schedule 8.5, the Sellers have good and marketable title to all personal property included in the Purchased Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and other encumbrances of any kind or nature.

            8.6 Condition of Assets and Properties. All machinery, tools, equipment and other tangible personal property included in the Purchased Assets are in good operating condition and repair (normal wear and tear excepted) and are useable in the ordinary course of business.

            8.7 Contracts and Commitments. Except as indicated on Schedule 8.7, all of the contracts, agreements and commitments comprising the Purchased Assets
(i) are legal, valid and binding agreements of the Sellers enforceable by the Sellers in accordance with their terms; and (ii) are freely assignable by the Sellers to the Buyers pursuant to this Agreement without any further action including, without limitation, the consent of, or payment of money or giving of notice to, any third party; and subsequent to


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such assignment pursuant to this Agreement, shall remain in full force and effect, with the Buyers possessing all of the rights held by the Sellers in such contracts and agreements immediately prior to such assignment. Except as may otherwise be set forth on Schedule 8.7 with respect to each of the contracts, agreements and commitments comprising the Purchased Assets, to the best of the Sellers' actual knowledge, no event or condition has occurred that constitutes or, with notice or the passage of time, or both, would constitute a default, violation or breach or a basis of force majeure or other claim or excusable delay, termination, nonperformance or give rise to accelerated or increased rights by any of the Sellers or any other person or entity that is a party to such contracts and agreements.

            8.8 Finder. Except for the Acquisition Fee, there is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Sellers or any of their respective officers, employees or partners.

            8.9 Full Disclosure. No representation or warranty by the Sellers in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein not materially misleading.

            8.10 Disclosure of Information; Accredited Investor; Restricted Securities.

            (a) The Sellers are familiar with the business and financial condition of the Buyers, and are not relying upon any representations made to the Sellers by the Buyers or any of their officers, employees or agents that are not contained or referred to herein.

            (b) The Sellers are aware of the risks involved in making an investment in the Common Stock. The Sellers have had an opportunity to ask questions of, and to receive answers from, the Buyers, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs and business of the Buyers.

            (c) The Sellers understand that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Common Stock for which each Seller hereby subscribes is being acquired solely for its own account, for investment, and is not being acquired with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws, and (except as expressly set forth herein) each Seller has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale. Each Seller understands that the certificates representing the Common Stock will contain appropriate legends reflecting the requirement that the Common Stock not be resold by the Seller without registration under such laws or the availability of an exemption from such registration.

            (d) Each Seller is an "accredited investor," as such term is defined in Regulation D, promulgated under the Securities Act.

            8.11 Purchased Assets. The Purchased Assets represent those assets necessary to conduct the business of the Property Manager as currently conducted.


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                                  ARTICLE IX.

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

The Buyers jointly and severally hereby represent and warrant to the Sellers that:

            9.1 Organization and Good Standing; Ownership.

                  (a) (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;

                         (ii) The OP is a limited partnership duly organized,
validly existing and in good standing under the laws of the State of Delaware.

                  (b) Each Buyer has full corporate or partnership power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. Each Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the ability of the Buyers to consummate the transactions contemplated hereby.

            9.2 Authority and Compliance. The Buyers have all necessary power and authority and have taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by the Buyers and is a legal, valid and binding obligation thereof enforceable against the Buyers in accordance with its terms, and each other document or instrument to be executed and delivered by each or any of the Buyers, when executed and delivered by the Buyers, shall be the legal, valid and binding obligation of the Buyers enforceable against the Buyers in accordance with its terms, in each case except as such obligations and enforceability are or shall be limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement or creditors' rights generally and equitable principles.

            9.3 Valid Issuance of Common Stock. The Common Stock will be duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

            9.4 No Conflict or Violation. Except as set forth on Schedule 9.4, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall result in (a) a violation of or a conflict with any provision of any of the Buyers' respective charter documents (including, without limitation, partnership agreements or certificates of limited partnership, bylaws or charter); (b) a breach of, or a default under, or a basis for terminating any term or provision of any contract, agreement or instrument constituting a Seller Assumed

Liability (subject to obtaining any consents required to assign any Seller Assumed Liability); (c) a breach of or a default under any term or provision of any contract, agreement indebtedness or lease to which either of the Buyers is a party which breach or default would have a material adverse effect on the ability of any of the Buyers to consummate the transactions contemplated hereby;
(d) a violation by either of the Buyers of any law, order or judgment; or (e) an imposition of an encumbrance, restriction, or charge on any of the Non-core Assets.

            9.5 Consents and Approvals. Except as set forth on Schedule 9.5, no consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by either of the Buyers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

            9.6 Assets and Properties. Except as set forth on Schedule 9.6, the Buyers have valid title to all the Non-core Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and other encumbrances of any kind or nature.

            9.7 Finder. Except for the Acquisition Fee, there is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Buyers or any of their respective directors, officers, employees, partners or shareholders.

            9.8 Full Disclosure. No representation or warranty by the Buyers in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading.

                                   ARTICLE X.

             REPRESENTATIONS AND WARRANTIES OF SUMMIT AND SUMMIT II

      Summit and Summit II jointly and severally hereby represent and warrant to the Sellers that:

            10.1 Organization and Good Standing. Summit and Summit II are limited partnerships duly organized, validly existing and in good standing under the laws of Delaware.

            10.2 Authority and Compliance. Summit and Summit II have all necessary power and authority and have taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by Summit and Summit II and is a legal, valid and binding obligation thereof enforceable against Summit and Summit II in accordance with the terms hereof applicable to each of Summit and Summit II, and each other document or instrument to be executed and delivered by each or either of Summit and Summit II, when executed and delivered by Summit and Summit II, shall be the legal, valid and binding obligation of Summit and Summit II enforceable against Summit and Summit II in accordance with its terms, in each case except as such obligations and enforceability are or shall be limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement or creditors' rights generally and equitable principles.

            10.3 No Conflict or Violation. Except as set forth on Schedule 10.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall result in (a) a violation of or a conflict with any provision of either of Summit or Summit II's respective organizational documents (including, without limitation, partnership agreements or certificates of limited partnership; (b) a breach of, or a default under, or a basis for terminating any term or provision of any contract, agreement or instrument constituting a Seller Assumed Liability (subject to obtaining any consents required to assign a Seller Assumed Liability); or (c) a violation by either of Summit or Summit II of any law, order or judgment.

            10.4 Consents and Approvals. Except as set forth on Schedule 10.4, no consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by either of Summit or Summit II in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE XI.

                            COVENANTS OF THE SELLERS

            11.1 Consents. The Sellers shall use their reasonable best efforts to obtain such approvals and/or consents as may be required to (i) terminate the Terminating Agreements (including, without limitation, obtaining the consent of A. I. Credit Corp. and BankBoston) and (ii) transfer the Purchased Assets to the Buyers. The Buyers shall, as requested, give their reasonable cooperation to the Sellers in connection with the Sellers' efforts to obtain all such approvals and/or consents.

                                  ARTICLE XII.

                             COVENANTS OF THE BUYERS

            12.1 Preparation of Company Proxy Statement; Common Stockholders' Meeting. The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date hereof, the Company Proxy Statement (as such term in defined in the Contribution Agreement) in accordance with the terms set forth in the Contribution Agreement. The Company shall duly notice and convene as promptly as practicable after the date hereof the Common Stockholders' Meeting (as such term is defined in the Contribution Agreement) for the purpose of voting upon the Charter Amendments (as such term is defined in the Contribution Agreement) and the approval of the Contribution Agreement in accordance with the terms set forth in the Contribution Agreement. In connection with the foregoing, the proxy solicitation material to be employed by the Company shall contain all such information as is necessary for full and fair disclosure of the terms of this Agreement. Such proxy solicitation material shall not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstance to which they were made, not misleading.

            12.2 Consents. The Buyers shall use their reasonable efforts to obtain such approvals and/or consents as may be required to transfer the Non-core Assets to the Sellers.

                                 ARTICLE XIII.

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYERS

            The obligations of the Buyers under this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Buyers may, in their sole discretion, waive any such conditions and proceed with the transactions contemplated hereby.

            13.1 Accuracy of Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement or any other document delivered to the Buyers at the Closing in connection with this Agreement shall be true in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

            13.2 Performance of Agreements. The Sellers shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement and the contracts, agreements or instruments constituting the Buyer Assumed Liabilities.

            13.3 Litigation. Etc. No claim, action, suit, proceeding, arbitration, hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

            13.4 Officers' Certificate. The Buyers shall have received a certificate signed by an officer of each of the Sellers, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 13.1,
13.2 and 13.3.

            13.5 Approvals; Consents.

                  (a) The Sellers shall have obtained all approvals and/or consents required to transfer to the Buyers the contracts, agreements or instruments constituting the Buyer Assumed Liabilities. (b) The Buyers shall have obtained all approvals and/or consents required to transfer the Non-core Assets to the Sellers.

                  (c) All material approvals, consents, waivers, filing, registrations, permits, authorizations or other actions required in connection with the Management Internalization shall have been obtained or made.

            13.6 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall have been taken, prepared and completed in a manner reasonably satisfactory to the Buyers and their counsel; and the Buyers shall have been furnished with such other instruments and documents as they shall have reasonably requested.

            13.7 Contribution Agreement. The closing under the Contribution Agreement shall have occurred simultaneously with the Closing hereunder.

            13.8 Lock-up Agreements. Each Seller shall have executed and delivered to the Buyers a Lock-up Agreement.

            13.9 Qualifying Investor Questionnaires. Each Seller shall have executed and delivered to the Buyers a Qualifying Investor Questionnaire.

            13.10 Release. The Sellers and RCC shall have executed and delivered to the Buyers the release in favor of the Buyers and their affiliates in substantially the form annexed hereto as Exhibit B.

                                  ARTICLE XIV.

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS

      The obligations of the Sellers under this Agreement are subject to the satisfaction at the Closing of the following conditions; provided, however, that Sellers may, in their sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

            14.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyers, Summit and Summit II contained in this

Agreement or any other document delivered by the Buyers, Summit or Summit II to the Sellers at the Closing in connection with this Agreement shall be true in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

            14.2 Performance of Agreements. The Buyers, Summit and Summit II shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement and the contracts, agreements or instruments constituting the Seller Assumed Liabilities.

            14.3 Litigation. Etc. No claim, action, suit, proceeding, arbitration, hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

            14.4 Officers' Certificate.

                  (a) The Sellers shall have received a certificate signed by an officer of each of the Buyers, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 14.1, 14.2 and 14.3.

                  (b) Sellers shall have received a certificate signed by an officer of each of Summit and Summit II, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 14.1, 14.2 and 14.3.

            14.5 Approvals; Consents.

                  (a) The Sellers shall have obtained all approvals and/or consents required to transfer to the Buyers the contracts, agreements or instruments constituting the Seller Assumed Liabilities.

                  (b) The Buyers shall have obtained all approvals and/or consents required to transfer the Non-core Assets to the Sellers.

                  (c) All material approvals, consents, waivers, filing, registrations, permits, authorizations or other actions required in connection with the Management Internalization shall have been obtained or made.

                  (d) The Sellers shall have obtained a consent from A. I. Credit Corp. and BankBoston.

            14.6 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall have been taken, prepared and completed in a manner reasonably satisfactory to the Sellers and their counsel; and the Sellers shall have been furnished with such other instruments and documents as they shall have reasonably requested.

            14.7 Contribution Agreement. The closing under the Contribution Agreement shall have occurred simultaneously with the Closing hereunder.

            14.8 Registration Rights Agreement. The Buyers shall have executed and delivered to the Sellers the Registration Rights Agreement.

            14.9 Release. The Buyers shall have executed and delivered to the Sellers and RCC the release in favor of the Sellers and their affiliates in substantially the form annexed hereto as Exhibit C.

                                   ARTICLE XV.

                                 INDEMNIFICATION

            15.1 Indemnification by the Buyers. To the extent and in the manner provided in this Article XV after the Closing, each of the Buyers, jointly and severally, hereby agrees to indemnify and hold harmless the Sellers or any of their respective, successors, employees, officers, agents, trustees, directors, and assigns from, against and in respect of any and all demands, claims, actions or causes of action, assessments, taxes, losses, fines, penalties, damages, liabilities, costs, charges and expenses (including, without limitation, reasonable attorneys' and accountants' fees, expenses and costs of litigation including any such fees, costs and expenses to enforce the terms of this Section 15.1) (collectively, "Losses") sustained or incurred as a result of or arising out of any inaccuracy in, or breach of, any representation or warranty of any of the Buyers in this Agreement or breach of any covenant or agreement to be performed post-Closing by any of the Buyers pursuant to this Agreement or any document delivered by Buyers to Sellers at Closing.

            15.2 Indemnification by the Sellers. To the extent and in the manner provided in this Article XV after the Closing, each of the Sellers, jointly and severally, hereby agrees to indemnify and hold harmless the Buyers or any of their respective successors, employees, officers, agents, trustees, directors and assigns from, against and in respect of any and all Losses sustained or incurred:

                  (a) as a result of or arising out of any inaccuracy in, or breach of, any representation or warranty of the Sellers in this Agreement or breach of any covenant or agreement to be performed post-Closing by the Sellers pursuant to this Agreement or any document delivered by Buyers to Sellers at Closing; or

                  (b) obligations accruing and arising prior to the Closing Date under the Terminating Agreements.

            15.3 Notice. If a claim arises as to which a party hereto is entitled to indemnification hereunder (an "Indemnitee"), such Indemnitee shall issue a Notice of Breach within the Survival Period (as such terms are defined in Section 16.1) to the party obligated to indemnify the Indemnitees (an "Indemnitor") specifying the details of such claim of Loss (as to which notice to the Advisor in accordance with Section 16.3 below shall be considered sufficient notice as to the Advisor, the Property Manager and RCC and as to which notice to the Company in accordance with Section
16.3 below shall be considered sufficient notice as to the Company and OP); provided, however, that the failure to provide the Notice of Breach as aforesaid shall not relieve an Indemnitor from its indemnification obligations hereunder unless, and only to the extent, that (i) such failure materially prejudices the Indemnitor's defense with regard to such claim or (ii) the Notice of Breach is not delivered during the Survival Period.

            15.4 Limitations, etc. Notwithstanding anything herein to the contrary:

                  (a) No claim for indemnity may be maintained with respect to Losses under subsection 15.1 or 15.2 unless an Indemnitee shall have delivered the Notice of Breach to the Indemnitor on or before the expiration of the Survival Period;

                  (b) The obligation of any Indemnitor to indemnify an Indemnitee hereunder for a Loss shall be reduced to the extent that the Indemnitee is entitled to payment for all or a portion of such Loss under any insurance policy or Policies;

                  (c) The Sellers shall not be entitled to seek indemnification for Losses under Section 15.1 hereunder until the aggregate amount of such Losses shall equal $200,000, in which event the Sellers shall be entitled to seek indemnification for the total amount of such Losses;

                  (d) The Buyers shall not be entitled to seek indemnification for Losses under Section 15.2 hereunder until the aggregate amount of such Losses shall equal $200,000, in which event the Buyers shall be entitled to seek indemnification for the total amount of such Losses; and

                  (e) The total amount of Losses to which the Sellers, on the one hand, and the Buyers, on the other hand, shall be entitled to indemnification under Sections 15.1 and 15.2, respectively, hereunder shall not exceed $2,000,000.

            15.5 Recourse. Recourse for the indemnity obligations of the Sellers set forth in subsection 15.2 above shall be limited solely to the Indemnity Collateral (as defined below). Recourse for the indemnity obligations of the Buyers set forth in Section 15.1 above shall be at the option of the Buyers to
(i) Common Stock (valued as set forth in Section 4.5) or (ii) cash. "Indemnity Collateral" shall be, with respect to the Sellers: (a) to the extent that the Sellers have received Common Stock, (i) the value of the Common Stock up to $2,500,000, valued as set forth in Section 4.5; and (ii) cash or in-kind distributions, share splits or other securities received or receivable with respect to the Common Stock; and (b) if the value of the Common Stock in clauses
(a)(i) and (a)(ii) above is less than $2,500,000, Non-core Assets with a value equal to the difference between the value of the Common Stock in clauses (a)(i) and (a)(ii) above and $2,500,000. The Non-core Assets to be included in the Indemnity Collateral shall be designated by the Sellers and shall be valued as set forth in Section 5.2.

            15.6 Liens on Collateral. With respect to the indemnity obligations of the Sellers set forth under Section 15.2, the Sellers hereby grant to the Indemnified Parties, a first and prior lien upon and a continuing security interest in the Indemnity Collateral and in any proceeds or substitution thereof, whether now existing or hereafter acquired. Any transfers by the Sellers of their Common Stock shall expressly remain subject to the liens and security interests granted hereby until and unless such liens and security interests are released in accordance with the provisions of this Section 15.6. In connection with the grant of such security interests, the Sellers on the date of Closing shall deliver such instruments, including stock transfer powers duly endorsed in blank, as shall be necessary to grant to the Buyers a fully perfected first priority security interest in any Common Stock that may, after the date hereof, be issued to such persons by share dividend, split or similar distribution, and shall execute and deliver UCC Financing Statements and such other documents and take such other action necessary to grant to the Buyers a fully perfected first priority security interest in all of the Indemnity Collateral. In the event the Sellers are determined to have an indemnification obligation pursuant to Article XV, then each Indemnitee shall have all of the rights now or hereafter existing under applicable law, and all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions, and each of the Sellers agrees to take all such actions as may be reasonably requested of them by an Indemnitee to insure that the Indemnitee can realize on such security interest. The liens and security interests with respect to one hundred percent (100%) in fair market value of the Indemnity Collateral granted hereunder shall not be released until the expiration of one (1) year from the Closing Date (the "Release Date"); provided, however, that if a claim for indemnification under Article XV has been made and is continuing at the Release Date, that amount of the Indemnity Collateral otherwise to be released at the Release Date, and equal to one hundred twenty-five percent (125%) of the amount of such claim shall not be released until the final disposition of such indemnification claim. Upon satisfaction of the conditions to the release of the liens and security interests and the Indemnity Collateral, the Buyers shall prepare and file all documents and shall take all other action necessary to release such security interests in the Indemnity Collateral, as applicable. Nothing herein shall prevent the Sellers from granting second liens or security interests in the Indemnity Collateral which are subordinate and inferior to the Buyers' first and prior lien on, and perfected security interest in, the Indemnity Collateral.

            15.7 Exclusive Remedy. Indemnification of the Indemnitees pursuant to this Article XV shall be the exclusive remedy of the Indemnitees for any breach of any representation, obligation, warranty or covenant of any of the Indemnitees and the liability of all such parties shall be limited as expressly provided in this Article XV.

                                  ARTICLE XVI.

                               GENERAL PROVISIONS

            16.1 Survival of Representations, Warranties, Covenants, and Agreements. All covenants (other than those in this Section and those which have been expressly waived by the party entitled thereto), and all representations and warranties contained in this Agreement and made at Closing, shall survive Closing for one (1) year from the Closing Date. No claim for a breach of any representation or warranty or covenant contained in this Agreement may be maintained by any party alleging such breach or misrepresentation unless such aggrieved party shall have delivered a written notice ("Notice of Breach") specifying the details (to the extent known at such time) of such claimed breach to the alleged breaching party within: (A) as to breaches of representations and warranties, one (1) year from the Closing Date, and (B), as to breaches or defaults in covenants, one year from the date the obligation to perform the covenant to which the breach or default pertains first arises (the "Survival Period"). Each representation, warranty, covenant and agreement contained herein, and each exception thereto, is independent of all other warranties, representations, covenants, agreements and exceptions contained herein (whether covering an identical or related subject matter) and must be independently and separately complied with and satisfied. No such representation or warranty shall be deemed to have been waived, affected or impaired by any investigation made by the party to whom such representation or warranty is given hereunder unless such party proceeded with the Closing with full knowledge of the facts arising to a breach of any such representation or warranty.

            16.2 Expenses. If the transactions contemplated by this Agreement are not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. If the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyers. Notwithstanding the foregoing, the expenses incurred in connection with obtaining the Fairness Opinion shall be paid by the Buyers. The expenses to be paid by the Buyers if the transactions contemplated by this Agreement are consummated shall be capped at $370,000, as set forth on Exhibit D. Any amount in excess of $370,000 shall be paid by the Sellers.

            16.3 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five
(5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

         If to the Buyers
              addressed to:

         Aegis Realty, Inc.
         625 Madison Avenue
         New York, NY 10022

         with a copy to:

         P. O'B. Montgomery & Company

         5550 LBJ Freeway, Suite 380
         Dallas, TX 75240
         Attention: Phil Montgomery

         and with a copy to:

         Jenkens & Gilchrist
         1445 Ross Avenue, Suite 3200
         Dallas, TX 75202
         Attention: Winston W. Walp II

         If to the Sellers addressed to:

         Related Capital Company
         625 Madison Avenue
         New York, NY 10022
         Attention:

         with a copy to:

         Paul, Hastings, Janofsky & Walker LLP
         399 Park Avenue - Thirty First Floor
         New York, NY 10022-4697
         Attention: Mark Schonberger

         P. O'B. Montgomery & Company
         5550 LBJ Freeway, Suite 380
         Dallas, TX 75240
         Attention: Phil Montgomery

         Jenkens & Gilchrist
         1445 Ross Avenue, Suite 3200
         Dallas, TX 75202
         Attention: Winston W. Walp II

            16.4 Assignability and Amendments. This Agreement shall not be assignable by any of the parties hereto. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties and approved in writing in advance by the Contributors, such approval not to be unreasonably withheld.

            16.5 Entire Agreement. This Agreement and the Exhibits and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings.

            16.6 Waivers, Remedies. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing Date may be waived by the party entitled to the benefit thereof. Any waiver must be in writing and signed by the party to be bound thereby and approved in writing in advance by the Contributors, such approval not to be unreasonably withheld. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under any other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.

            16.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            16.8 Headings. All headings (including, without limitation, Article headings and Section titles) are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

            16.9 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

            16.10 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to confer rights on any Person or to indicate that this Agreement has been entered into for the benefit of any Person, other than the parties hereto and the Contributors.

            16.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.

            16.12 Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

            16.13 Further Assurances. At any time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.

                                 ARTICLE XVII.

                            TERMINATION OF AGREEMENT

            17.1 Termination of the Agreement. Certain of the parties hereto (the "Parties") may terminate this Agreement as provided below:

                  (a) The Buyers and the Sellers may terminate this Agreement as to all Parties by written consent at any time prior to the Closing if such termination is approved in advance by the Contributors, such approval not to be unreasonably withheld;

                  (b) The Buyers may terminate this Agreement if on the closing date of the transactions contemplated by the Contribution Agreement, the conditions precedent to the Buyers' obligations under this Agreement have not been satisfied. The Sellers may terminate this Agreement if on the closing date of the transactions contemplated by the Contribution Agreement, the conditions precedent to the Sellers' obligations under this Agreement have not been satisfied.

                  (c) The Sellers may terminate this Agreement if the Buyers enter into an Alternative Transaction, as provided in Section 4.9, and the aggregate consideration payable to the Sellers in connection with the Management Internalization in the Alternative Transaction is less than the Total Payment, subject to adjustment pursuant to Section 4.4.

                  (d) If any Party terminates this Agreement pursuant to this
Article XVII, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party; provided, however, that any such termination shall not relieve any Party from any and all liability which may arise on account of such Party's breach of this Agreement.

                            [signature pages follow]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    AEGIS REALTY, INC.

                                    By:     /s/ Stuart Boesky
                                            --------------------------------
                                            Name: Stuart Boesky
                                            Title: President


                                    AEGIS REALTY OPERATING PARTNERSHIP, L.P.

                                    By:     Aegis Realty, Inc.,
                                            its General Partner

                                    By:     /s/ Stuart Boesky
                                            --------------------------------
                                            Name: Stuart Boesky
                                            Title: President


                                    RELATED AEGIS, LP

                                    By:     Related Aegis, Inc.,
                                            its General Partner

                                    By:     /s/ Stuart Boesky
                                            --------------------------------
                                            Name: Stuart Boesky
                                            Title: President


                                    RCC PROPERTY ADVISORS

                                    By:     Related General II, L.P.,
                                            its General Partner

                                            By:    RCMP, Inc.,
                                                   its General Partner

                                    By:     /s/ Stuart Boesky
                                            --------------------------------
                                            Name:  Stuart Boesky
                                            Title: Executive Vice President

Agreed with respect to Section 1.3 and Article X:

SUMMIT INSURED EQUITY L.P.

By:   Aegis Realty Operating Partnership, L.P.,
      its General Partner

      By:  Aegis Realty, Inc.

           its General Partner

By:   /s/ Stuart Boesky
      -----------------------------
      Name: Stuart Boesky
      Title: President


SUMMIT INSURED EQUITY II L.P.

By:   Aegis Realty Operating Partnership, L.P.,
      its General Partner

      By:  Aegis Realty, Inc.
           its General Partner

By:   /s/ Stuart Boesky
      -----------------------------
      Name: Stuart Boesky
      Title: President

Agreed with respect to Section 1.2:


RELATED CAPITAL COMPANY

By:   SJB ASSOCIATES, L.P.,
      its General Partner

By:   SJB Associates, Inc.,
      its General Partner

By:   /s/ Stuart Boesky
      -----------------------------
      Name: Stuart Boesky
      Title: President